Exhibit 99.2

CONSENT OF MTS SECURITIES, LLC

We hereby consent to: (i) the inclusion of our opinion letter, dated January 5, 2017, addressed to the Board of Directors of OncoGenex Pharmaceuticals, Inc. (“OncoGenex”) as Annex D to the Proxy Statement/Prospectus/Information Statement, which forms a part of the Registration Statement on Form S-4 of OncoGenex relating to the proposed merger (the “First Merger”) of Ash Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of OncoGenex (“Merger Sub 1”), with and into Achieve Life Science, Inc., a Delaware corporation (“Achieve”), with Achieve becoming a wholly owned subsidiary of OncoGenex and the surviving corporation of the First Merger (the “Initial Surviving Corporation”), and promptly following the First Merger, the proposed merger of the Initial Surviving Corporation with and into Ash Acquisition Sub 2, Inc., a Delaware corporation and a wholly owned subsidiary of OncoGenex (“Merger Sub 2”), with Merger Sub 2 continuing as the surviving entity in the second merger as a direct wholly owned subsidiary of OncoGenex; these transactions are referred to herein collectively as the “merger”; and (ii) the references to such opinion in such Proxy Statement/Prospectus/Information Statement under the headings “Summary — Opinion of the Financial Advisor to OncoGenex’s Board of Directors,” “The Merger — Background of the Merger — OncoGenex Background of the Merger,” “The Merger — OncoGenex Reasons for the Merger” and “The Merger – Opinion of the Financial Advisor to OncoGenex’s Board of Directors.” Notwithstanding the foregoing, in giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ MTS SECURITIES, LLC

MTS SECURITIES, LLC

New York, New York

March 27, 2017